SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	000-22761	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania	19103-7590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 25, 2004, PMA Capital Corporation (the “Company”) issued a news release regarding its earnings guidance for its Third Quarter 2004 results, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information, including exhibits attached hereto, furnished under this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Certain statements contained in this report that are not historical facts are forward-looking statements and are based on estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements.

These forward-looking statements are based on currently available financial, competitive and economic data and the Company’s current operating plans based on assumptions regarding future events. The Company’s actual results could differ materially from those expected by the Company’s management. For a list of the factors that could cause actual results to vary materially, please see the Company’s periodic reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(c) The exhibit accompanying this report is listed in the Index to Exhibits on page E-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: October 26, 2004	By:	/s/ William E. Hitselberger
William E. Hitselberger Executive Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Number	Description	Method of Filing

99.1	PMA Capital Corporation news release dated October 25, 2004	Filed herewith

E-1